UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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XAI Floating Rate & Alternative Income Trust

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Glass Lewis Joins ISS in Supporting XFLT's Proposal to Approve the King Street Sub-Advisory Agreement Ahead of Special Meeting

Two Leading Proxy Advisory Firms Recommend Shareholders Vote on the WHITE card “FOR”
the Approval of the King Street Sub-Adviser Ahead of July 30th Meeting

CHICAGO, July 24, 2026 (GLOBE NEWSWIRE) -- XA Investments LLC, manager of XAI Floating Rate & Alternative Income Trust (XFLT) (the “Fund”), announced that Glass, Lewis & Co. LLC ("Glass Lewis”), a leading independent proxy advisory firm, joined Institutional Shareholder Services Inc. (“ISS”) in recommending that shareholders of XFLT vote on the WHITE card “FOR” the approval of a new investment sub-advisory agreement among the Fund, XA Investments LLC and Rockford Tower Asset Management, L.L.C. (the “King Street Sub-Adviser”), a wholly owned subsidiary of King Street Capital Management, L.P. (“King Street”) in the upcoming Special Meeting of Shareholders on July 30, 2026.

Glass Lewis and ISS Recommend Shareholders Vote “FOR”
Approve King Street Sub-Advisory Agreement	Board Recommendation	Glass Lewis Recommendation	ISS Recommendation
	FOR	FOR	FOR

Important statements by Glass Lewis (in quotes below) in issuing its voting recommendation include1:

A Selfish Attempt to Block the Board’s Chosen Successor

●	“Even by proxy contest standards, this is a relatively unusual dispute. It is uncommon for an outgoing sub-adviser that the board decided to replace to then launch a solicitation opposing the appointment of its proposed successor and use that campaign to advance an alternative in which it would replace the existing investment adviser altogether.”

Octagon is Responsible for XFLT’s Underperformance

●	“The Trust’s sustained relative underperformance across various timeframes provides a reasonable basis for replacing Octagon as the Trust’s investment sub-adviser.”

●	“Considering that Octagon, in its capacity as the Trust’s investment sub-adviser, was responsible for the Trust’s day-to-day portfolio management, this analysis places primary weight on NAV total return, which is more directly tied to portfolio construction and security selection than the Trust’s market price return or NAV discount.”

Octagon’s Proposal Lacks Merit

●	“Notably, Octagon’s campaign seeks to expand its authority despite the underperformance that occurred while it managed the portfolio, and rejection of the proposal would neither result in the appointment of Octagon as the Trust’s investment adviser nor implement its proposed fee reduction.”

●	“On balance, strengthening Octagon’s position would be less compelling than approving the board’s proposed replacement.”

XFLT Board Conducted a Rigorous Review and Had Clear Grounds to Terminate Octagon

●	“XAI states that it reviewed multiple candidates based on their CLO capabilities, scale, sourcing, conflicts, governance, personnel, organizational stability and complementary investment capabilities.”

●	“The independent trustees also reviewed information concerning King Street’s personnel, performance, financial condition, compliance program and proposed fees with the assistance of independent counsel.”

●	“… the findings indicate that shareholders experienced materially weaker returns than investors in comparable funds, with deterioration in the Trust’s trading discount compounding its weak NAV performance. Overall, the performance record provides reasonable support for the board’s dissatisfaction with Octagon…”

The King Street Sub-Adviser Is Highly Qualified and Has Expanded Investment Capabilities

●	“Further, King Street’s relevant capabilities and broader investment platform support its selection as a credible successor.”

●	“Although the entity is newly formed, it draws on King Street’s broader platform, which manages approximately $30.0 billion in assets as of March 31, 2026. The Rockford Tower CLO platform, which King Street established in 2017, has approximately $12.3 billion in assets under management across 19 U.S. CLOs, nine European CLOs and one CBO transaction.”

●	“Whereas Octagon’s management of the Trust has principally focused on broadly syndicated loans, U.S. CLO debt and U.S. CLO equity, the proposed approach would provide access to a broader range of opportunities, including European CLO debt and equity, asset-backed securities and CLO warehouse investments, while maintaining the Trust’s existing investment objective and principal investment policies.”

●	“The King Street Sub-Adviser would also be able to draw on King Street’s research, trading and sourcing capabilities, potentially improving diversification and allowing the Trust’s portfolio to respond more readily to changing market conditions.”

VOTE “FOR” THE APPROVAL OF THE KING STREET SUB-ADVISOR AGREEMENT ON
THE WHITE PROXY CARD TODAY

Your vote is extremely important. We urge you to vote “FOR” on the WHITE card to avoid potential disruption to your Fund’s operations.

To inform your vote, the Board recommends:

1)	Review all proxy materials closely and critically, including the most recent shareholder letters attached. Materials can also be found on sec.gov.

2)	Examine additional related documents on the Fund’s proxy information page here.
(https://www.globenewswire.com/Tracker?data=cnazn7ieNZOCsn1h3jsbPO1nLHOE9mPgd2Bl-c_gK0yA-r9QC_
S2O9309VFJW-CJnuaWbGF_yKZCdWNHC3hYfIdJyeCq4nv_tW8waMP0Uqyiozg4M9pSSGupYNCXCV0ZUX1uq9XBL
0sLoIk0WE9QqoYU2hchpa9l2pZtnBhHLaRvm_roXxKtp_7JKa1RKQZldVtgWU4xTKop7FikIDT-FlI6zndS6pwFi3lKUaT0s
5KSKom57RvDC33CbTKWXI9I)

3)	Use one of the following options to vote:

a.	By Internet: Visit the website listed on your WHITE proxy card, enter your control number and follow the simple on-screen instructions.

b.	By Phone: Call the toll-free number listed on your WHITE proxy card.

c.	By Mail: Sign and return the enclosed WHITE proxy card in the enclosed postage-paid envelope.

If you have any questions or need assistance voting your shares, please contact our proxy solicitation firm, Okapi Partners LLC, toll-free at (855) 305-0855 or by email at XAI@OkapiPartners.com.

About XA Investments

XA Investments LLC is a Chicago-based firm founded by XMS Capital Partners in 2016. XAI serves as the investment adviser for two listed closed-end funds and an interval closed-end fund. In addition to investment advisory services, the firm also provides investment fund structuring and consulting services focused on registered closed-end funds to meet institutional client needs. XAI offers custom product build and consulting services, including product development and market research, marketing and fund management. XAI believes that the investing public can benefit from new vehicles to access a broad range of alternative investment strategies and managers. For more information, please visit www.xainvestments.com.

About King Street Capital Management

King Street is a global alternative investment firm founded in 1995 that manages $30 billion in assets across public and private markets. The firm marries rigorous fundamental research with tactical trading and differentiated sourcing capabilities to identify investment opportunities across asset classes, up and down the capital structure. For more information, please visit www.kingstreet.com. Follow King Street Capital Management (https://www.globenewswire.com/Tracker?data=gsnJmVzEEoNTELLXBMPoEFEsFGh60EXYIXIRMIah97rr3dbQOjvmLlh
igNJHo0s1eTpaaCifSqo3bbzdRYe-XJAJzDi1fuu49T9N1Zam0CIHybslbPoAIRhE3BNVL4wr4beN57toLQGBx1
o3tD5NBMlG35Z_AF5w8lTi3YDLiAMu8xDmgaCpZtGl_vPwUR3ppHXf_MkMf0D-4NvvAdrd0vWlfTz7sWiYiyWM0TeqQ5qLx3U
_54b4nt-E71i9xgzzZ3dnHpXXDx1bXeOZxFC-jCuDqa9nSDM0woaDmQM3S_KbBZDH5Ln1UlJRe76upwIh) on LinkedIn.

Forward-Looking Statements

This press release contains certain statements that may include “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negatives of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Many factors that could materially affect the Fund’s actual results are the performance of the portfolio of securities held by the Fund, the conditions in the U.S. and international financial and other markets, the price at which Fund shares trade in the public markets and other factors. Although the Fund believes that the expectations expressed in such forward-looking statements are reasonable, actual results could differ materially from those expressed or implied in such forward-looking statements. The Fund’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties. You are cautioned not to place undue reliance on these forward-looking statements, which are made as of the date of this press release. Except for the Fund’s ongoing obligations under the federal securities laws, the Fund does not intend, and the Fund undertakes no obligation, to update any forward-looking statement.

This press release shall not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

Past performance is no guarantee of future results. An investment in the Fund involves risk, including the possible loss of principal. Investors should consider the Fund’s investment objectives, risks, charges, and expenses carefully before investing. Please refer to the Fund’s filings with the Securities and Exchange Commission for additional information.

Media Contact:

XA Investments LLC
Kim Shepherd
Senior Consultant

kshepherd@xainvestments.com

312-623-5123

www.xainvestments.com

Prosek Partners

Pro-XAI @Prosek.com

1 Permission to use quotes was neither sought nor obtained.